Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3909

(Name, address and telephone number of agent for service)

Thermadyne Holdings Corporation

Subsidiary Guarantors listed on schedule A hereto

(Issuer with respect to the Securities)

Delaware	74-2482571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Ste. 300 Chesterfield, MO	63017
(Address of Principal Executive Offices)	(Zip Code)

9.00% Senior Secured Notes due 2017

Guarantees of 9.00% Senior Secured Notes Due 2017

(Title of the Indenture Securities)

SCHEDULE A*

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identificattion Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Cigweld Pty Ltd.	Australia	3541	None	71-73 Gower Street Preston, Victoria 3072 Australia 61 3 9474 7400
Stoody Company	Delaware	3541	31-1525264	5557 Nashville Road Bowling Green, KY 42101 (270) 781-9777
Thermadyne Australia Pty Ltd.	Australia	3541	None	71-73 Gower Street Preston, Victoria 3072 Australia 61 3 9474 7400
Thermadyne Industries, Inc.	Delaware	3541	94-2697077	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (636) 728-3000
Thermadyne International Corp.	Delaware	3541	94-2655752	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (636) 728-3000
Thermal Dynamics Corporation	Delaware	3541	94-2452212	82 Benning Street West Lebanon, NH 03784 (603) 298-5711
Victor Equipment Company	Delaware	3541	94-0955680	2800 Airport Road Denton, TX 76207 (940) 566-2000

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 11th of April, 2012.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

1, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as ‘amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 11, 2012

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2011

($000’s)

12/31/2011
Assets
Cash and Balances Due From Depository Institutions	$13,960,499
Securities	69,485,200
Federal Funds	11,887
Loans & Lease Financing Receivables	204,182,862
Fixed Assets	5,472,961
Intangible Assets	12,446,662
Other Assets	24,910,739

Total Assets	$330,470,810
Liabilities
Deposits	$236,091,541
Fed Funds	7,936,151
Treasury Demand Notes	0
Trading Liabilities	377,634
Other Borrowed Money	34,507,710
Acceptances	0
Subordinated Notes and Debentures	5,945,617
Other Liabilities	10,944,902

Total Liabilities	$295,803,555
Equity
Minority Interest in Subsidiaries	$1,926,211
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,589,521

Total Equity Capital	$34,667,255

Total Liabilities and Equity Capital	$330,470,810